Exhibit 10.7

VOTING AGREEMENT AND PROXY

This Voting Agreement and Proxy (this “Agreement”), is made and entered into as of December 22, 2021 (the “Effective Date”), by and between CinCor Pharma, Inc., a Delaware corporation (the “Company”), and CinRx Pharma, LLC, an Ohio limited liability company (the “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, the Company and the Stockholder have entered into a Settlement Agreement and Release dated as of the date hereof (the “Settlement Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Settlement Agreement;

WHEREAS, the Stockholder is the holder of shares of capital stock of the Company (the “CinRx Shares”), including shares issued and transferred to the Stockholder in connection with the Settlement Agreement; and

WHEREAS, as a material inducement to enter into the Settlement Agreement, the Company desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the CinRx Shares as set forth in this Agreement.

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement and the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Voting of Shares.

1.1    Shares. The term “Shares” shall mean all issued and outstanding shares of Company capital stock owned of record by the Stockholder or over which the Stockholder exercises voting power. The Stockholder agrees that any shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires record ownership or over which the Stockholder exercises voting power after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 4 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

1.2    Agreement to Vote Shares. The Stockholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 below, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, the Stockholder shall (a) appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum and (b) with respect to matters deemed necessary or appropriate in the reasonable discretion of the Company to facilitate the Company’s initial public offering of securities or any bona fide merger, sale, or change of control to an unaffiliated third party, adoption of any equity incentive or similar plan, debt financing transaction or equity financing transaction, provided, however, that solely in the case of an equity financing transaction of New Securities (as defined in that certain Amended and Restated Investors’ Rights Agreement, dated as of September 22, 2021, by and among the Company, Stockholder and the other parties thereto (as amended, the “IRA”)) that includes a waiver with respect to Section 4 of the IRA with respect to such New Securities and Investors (as defined in the IRA) participate in such transaction by electing to purchase a portion of such New Securities allocated by the Company to be sold to the Investors (an “Existing Investor Allocation”), then this Section 1.2 shall only be effective if the Stockholder receives the right to purchase, on substantially the same terms and conditions as purchasers of such New Securities who are not party to the IRA, the Stockholder’s full pro rata share of such Existing Investor Allocation, as determined in accordance with Section 4.1(b) of the IRA, vote or consent (or cause to be voted or consented) all Shares (whether for, against or abstain) as the Board of Directors (the “Board”) of the Company shall determine. The Stockholder further agrees not to enter into any agreement or understanding with any individual, corporation, partnership, association, trust, or any other entity (collectively, “Person”) the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2.

1.3    Grant of Proxy. The Stockholder hereby (a) constitutes and appoints the officers of the Company, and each of them, with full power of substitution (the “Proxy Holders”), as the proxies of the Stockholder with respect to the matters set forth in Section 1.2(b) above (including, without limitation, the matters set forth in this Agreement or any other CinCor Financing Agreement) and (b) authorizes each of the Proxy Holders to represent and to vote, if and only if the Stockholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of the Shares pursuant to and in accordance with Section 1.2(b) above, and (c) authorizes the Proxy Holders to take such actions as necessary to give effect to this Section 1.3. The proxy granted pursuant to this Section 1.3 is given in consideration of the agreements and covenants of the Company and the Stockholder set forth in the Settlement Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 4 below.

1.4    Voting Agreement. The Stockholder covenants and agrees that the Voting Agreement and Proxy shall apply to all matters arising under the Voting Agreement, including but not limited to the right to designate a Common Observer to the Board pursuant to Section 1.2(h) of the Voting Agreement, and the right to participate in the election of an independent seat to the Board pursuant to Section 1.2(g) of the Voting Agreement. The Stockholder hereby waives any and all rights to designate a Common Observer to the CinCor Board pursuant to Section 1.2(h) of the Voting Agreement.

1.5    Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

1.6    Legend. The Stockholder agrees that the Company may add the following legend to any electronic share certificates representing the Shares:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT AND PROXY (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT AND PROXY.”

2.    Other Restrictions. The Stockholder represents, covenants and agrees that, except as contemplated by this Agreement: (i) the Stockholder shall not grant any proxy or power of attorney, or deposit any Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting of Shares (each a “Voting Proxy”) except as provided by this Agreement; and (ii) except for the Voting Agreement, which shall remain in full force and effect in accordance with its terms (as amended from time to time hereafter), the Stockholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy other than the Voting Agreement has been created, such Voting Proxy is hereby revoked. The Stockholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 4 below, that it shall not take any of the following actions, unless otherwise specifically invited in writing by the Board: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under the 1934 Act) (any such group, a “Group”) with respect to the Company or otherwise act in concert with any person in respect of any such Securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company; (d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

3.    Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that:

3.1    Authority; Validity. The Stockholder has all requisite power and authority to enter into this Agreement and to perform the terms hereof. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder.

3.2    Non-Contravention. Except for the Voting Agreement, the execution, delivery and performance of this Agreement does not, and the performance of the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) the Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any encumbrance upon any of the properties or assets of the Stockholder under, any provision of (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Stockholder or (ii) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, other than any such conflicts, violations, defaults, rights, or encumbrances that, individually or in the aggregate, would not impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or prevent, limit or restrict in any material respect the consummation of any of the transactions contemplated hereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is settlor or trustee or any other Person, including any governmental authority, whose consent, approval, order or authorization is required by or with respect to the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder.

3.3    Title. The Stockholder is the record owner of the CinRx Shares, which, on and as of the date hereof, are free and clear of any encumbrances that, individually or in the aggregate, would impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder, except any encumbrance contained in contracts or agreements to which both the Stockholder and the Company are parties. The CinRx Shares are the only Shares owned of record or beneficially owned by the Stockholder or over which the Stockholder exercises voting power and the Stockholder holds no options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company, except as contained in contracts or agreements to which both the Stockholder and the Company are parties.

3.4    Power. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 and Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

4.    Termination; No Survival. This Agreement may be terminated at any time by mutual written consent of the Stockholder and the Company. This Agreement, and the obligations of the Stockholder hereunder, including, without limitation, the Stockholder’s obligations under Section 1 and Section 2 above, shall terminate, without any action by the parties hereto, upon the earlier to occur of the following: (i) fifteen (15) months after the Effective Date and (ii) expiration of any lock up agreement entered into by the Stockholder with underwriter(s) in connection with the Company’s initial public offering of securities.

5.    Further Assurances. Subject to the terms of this Agreement, from time to time, the Stockholder shall (a) execute and deliver such additional documents, and (b) take, or cause to be taken, all such further actions, as are reasonably necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.    Miscellaneous.

6.1    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.2    Binding Effect and Assignment. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Subject to Section 4 above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 6.2 shall be void.

6.3    Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.4    Other Remedies; Specific Performance; Fees.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)    If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

6.5    Notices. All notices and other communications hereunder shall be in writing and shall be deemed delivered when actually received either personally or by recognized overnight commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following street addresses or facsimile numbers (or at such other street address or facsimile number for a party as shall be specified by like notice):

To the Company:	Julia Allen
Keker, Van Nest & Peters LLP
633 Battery Street
San Francisco, CA 94111

with copies to:

Divakar Gupta
Cooley LLP
55 Hudson Yards
New York, NY 10001-2163

Adam D. Gold
Ross Aronstam & Moritz LLP
100 S. West Street
Wilmington, DE 19801

To the Stockholder:	Michael L. Scheier Keating Muething & Klekamp PLL One East Fourth Street
Suite 1400 Cincinnati, OH 45202

6.6    Governing Law; Submission to Jurisdiction. This Agreement shall be construed and governed by the laws of the State of Delaware, without regard to the State of Delaware’s conflict of law provisions. The parties agree that any action or proceeding with respect to this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court lacks or declines jurisdiction, a state or federal court of competent jurisdiction in the State of Delaware, and the parties agree to the exclusive jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in said courts, and further irrevocably waive any claim they may now or hereafter have that any such action brought in said courts has been brought in an inconvenient forum. The Parties agree that any such dispute or controversy shall be tried without a jury.

6.7     Entire Agreement. This Agreement and the Settlement Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.8    Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document is to be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.

6.9    Interpretation. The headings contained in this Agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement and Proxy to be executed as of the date first above written.

CINCOR PHARMA, INC.

By:	/s/ Marc de Garidel
Marc de Garidel
Chief Executive Officer

CINRX PHARMA, LLC

By:	/s/ Jonathan Isaacsohn
Jonathan Isaacsohn
Chief Executive Officer